AMENDMENT NO. 2 TO THE AMENDED AND RESTATED
SUPPLEMENTAL BENEFIT AGREEMENT

This Amendment No. 2 to the Amended and Restated Supplemental Benefit Agreement (the “Agreement”) is made and entered effective as of May 19, 2009 by and between Rural Telephone Finance Cooperative, a District of Columbia cooperative corporation (“RTFC”) and Sheldon C. Petersen (the “Executive”).

WHEREAS, RTFC and the Executive are parties to the Amended and Restated Supplemental Benefit Agreement dated as of December 4, 2006;

WHEREAS, RTFC and the Executive desire to terminate the Agreement and distribute, in its entirety, the account maintained with respect to the Executive pursuant to the Agreement; and

WHEREAS, RTFC and the Executive desire to amend the Agreement to allow the distribution of the account in accordance with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the parties hereby agree as follows:

1. Section 3 of the Agreement is hereby amended by adding a paragraph to the end of the provision to read as follows:

Notwithstanding the foregoing, the Agreement shall terminate as of the date on which a full distribution of the account maintained with respect to the Executive pursuant to Section 4 of this Agreement is made to the Executive.  RTFC expects that the Agreement shall terminate as a result of the full distribution of the account between May 19, 2010 and May 19, 2011; provided, however, that RTFC shall not make payment if it determines that said payment cannot be made during that period in a manner exempt from taxation under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and in compliance with applicable law.  In the event full distribution of the account is not made during the period described above, the Agreement shall continue in full force and effect and shall be binding on the parties hereto, except that no further contributions shall be made to the account under the Agreement effective May 19, 2009.

2. Section 4 of the Agreement is hereby amended by adding two new sentences to the end of the provision to read as follows:

Notwithstanding the foregoing, effective May 19, 2009 no further contributions shall be made to the Account and all obligations under the Agreement shall be considered suspended.  Nonetheless, earnings shall continue to accrue on the Account until distribution of the Account.

3. Section 5.1(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

2

(a)
RTFC shall have the right to terminate the Executive’s service at any time with or without “Cause” as defined in Section 5.6.  If, during the Term of Service, RTFC terminates the service of the Executive under this Section 5 without Cause, the Term of Service shall terminate immediately thereafter and within 15 days RTFC will pay to the Executive in a single lump sum an amount equal to the Account balance.

4. The second sentence of Section 5.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

If during the Term of Service the Executive terminates his service with RTFC, the Term of Service shall terminate immediately, and RTFC shall pay the Executive an amount equal to the Account balance.

5. Sections 5.3, 5.4 and 5.5 of the Agreement are hereby amended and restated in their entirety to read as follows:

5.3
Disability. In the event of the termination of the Executive’s service by reason of “Disability”, as defined below, during the Term of Service, RTFC shall pay the Executive an amount equal to the Account balance.

5.4
Death.  In the event of the termination of the Executive’s service by reason of death during the Term of Service, RTFC shall pay the Executive’s Designated Beneficiary an amount equal to the Account balance.

5.5
Expiration of Term.  In the event of the termination of the Executive’s service by reason of the completion of the Term of Service without further extension as described in Section 3, within 15 days from the expiration of the Term of Service RTFC shall pay to the Executive an amount equal to the Account balance.

6. Except as expressly provided herein, the terms and conditions of the Agreement shall remain in full force and effect and shall be binding on the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

RURAL TELEPHONE FINANCE COOPERATIVE

By: /s/ BRUCE BOHNSACK
   Bruce Bohnsack, President

EXECUTIVE

                                /s/ SHELDON C. PETERSEN
  Sheldon C. Petersen